Meta Reports Fourth Quarter and Full Year 2023 Results; Initiates Quarterly Dividend

MENLO PARK, Calif. – February 1, 2024 – Meta Platforms, Inc. (Nasdaq: META) today reported financial results for the quarter and full year ended December 31, 2023.

"We had a good quarter as our community and business continue to grow," said Mark Zuckerberg, Meta founder and CEO. "We've made a lot of progress on our vision for advancing AI and the metaverse."

Fourth Quarter and Full Year 2023 Financial Highlights

	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
In millions, except percentages and per share amounts	2023	2022		2023	2022
Revenue	$40,111	$32,165	25%	$134,902	$116,609	16%
Costs and expenses	23,727	25,766	(8)%	88,151	87,665	1%
Income from operations	$16,384	$6,399	156%	$46,751	$28,944	62%
Operating margin	41%	20%		35%	25%
Provision for income taxes	$2,791	$1,497	86%	$8,330	$5,619	48%
Effective tax rate	17%	24%		18%	19%
Net income	$14,017	$4,652	201%	$39,098	$23,200	69%
Diluted earnings per share (EPS)	$5.33	$1.76	203%	$14.87	$8.59	73%

Fourth Quarter and Full Year 2023 Operational and Other Financial Highlights

•Family daily active people (DAP) – DAP was 3.19 billion on average for December 2023, an increase of 8% year-over-year.
•Family monthly active people (MAP) – MAP was 3.98 billion as of December 31, 2023, an increase of 6% year-over-year.
•Facebook daily active users (DAUs) – DAUs were 2.11 billion on average for December 2023, an increase of 6% year-over-year.
•Facebook monthly active users (MAUs) – MAUs were 3.07 billion as of December 31, 2023, an increase of 3% year-over-year.
•Ad impressions and price per ad – In the fourth quarter of 2023, ad impressions delivered across our Family of Apps increased by 21% year-over-year and the average price per ad increased by 2% year-over-year. For the full year 2023, ad impressions increased by 28% year-over-year and the average price per ad decreased by 9% year-over-year.
•Revenue – Revenue was $40.11 billion and $134.90 billion, an increase of 25% and 16% year-over-year for the fourth quarter and full year 2023, respectively. Had foreign exchange rates remained constant with the same periods of 2022, revenue would have been $816 million and $374 million lower, an increase of 22% and 15% on a constant currency basis for the fourth quarter and full year 2023, respectively.
•Costs and expenses – Total costs and expenses were $23.73 billion and $88.15 billion for the fourth quarter and full year 2023, a decrease of 8% and an increase of 1% year-over-year, respectively. Restructuring charges included in costs and expenses were $1.15 billion and $3.45 billion for the fourth quarter and full year 2023, respectively.
•Capital expenditures – Capital expenditures, including principal payments on finance leases, were $7.90 billion and $28.10 billion for the fourth quarter and full year 2023, respectively.
•Share repurchases – We repurchased $6.32 billion and $20.03 billion of our Class A common stock in the fourth quarter and full year 2023, respectively. As of December 31, 2023, we had $30.93 billion available and authorized for repurchases. We also announced a $50 billion increase in our share repurchase authorization today.
•Cash, cash equivalents, and marketable securities – Cash, cash equivalents, and marketable securities were $65.40 billion as of December 31, 2023. Free cash flow was $11.50 billion and $43.01 billion for the fourth quarter and full year 2023, respectively.
•Long-term debt – Long-term debt was $18.39 billion as of December 31, 2023.
•Headcount – Headcount was 67,317 as of December 31, 2023, a decrease of 22% year-over-year.

Meta Initiates Quarterly Dividend

Today, Meta's board of directors declared a cash dividend of $0.50 per share of our outstanding common stock (including both Class A common stock and Class B common stock), payable on March 26, 2024 to stockholders of record as of the close of business on February 22, 2024. We intend to pay a cash dividend on a quarterly basis going forward, subject to market conditions and approval by our board of directors.

Restructuring

Beginning in 2022, we initiated several measures to pursue greater efficiency and to realign our business and strategic priorities. As of December 31, 2023, we have completed the data center initiatives and the employee layoffs, and substantially completed the facilities consolidation initiatives.

A summary of our restructuring charges, including subsequent adjustments, for the three and twelve months ended December 31, 2023 by major activity type is as follows (in millions):

	Three Months Ended December 31, 2023				Twelve Months Ended December 31, 2023
	Facilities Consolidation	Severance and Other Personnel Costs	Data Center Assets	Total	Facilities Consolidation	Severance and Other Personnel Costs	Data Center Assets	Total
Cost of revenue	$86	$—	$7	$93	$177	$—	$(224)	$(47)
Research and development	710	28	—	738	1,581	413	—	1,994
Marketing and sales	162	16	—	178	396	307	—	703
General and administrative	142	(3)	—	139	352	450	—	802
Total	$1,100	$41	$7	$1,148	$2,506	$1,170	$(224)	$3,452

During the three and twelve months ended December 31, 2022, we recorded total restructuring charges of $4.20 billion and $4.61 billion, respectively.

CFO Outlook Commentary

We expect first quarter 2024 total revenue to be in the range of $34.5-37 billion. Our guidance assumes foreign currency is neutral to year-over-year total revenue growth, based on current exchange rates.

We expect full-year 2024 total expenses to be in the range of $94-99 billion, unchanged from our prior outlook. We continue to expect a few factors to be drivers of total expense growth in 2024:

•First, we expect higher infrastructure-related costs this year. Given our increased capital investments in recent years, we expect depreciation expenses in 2024 to increase by a larger amount than in 2023. We also expect to incur higher operating costs from running a larger infrastructure footprint.

•Second, we anticipate growth in payroll expenses as we work down our current hiring underrun and add incremental talent to support priority areas in 2024, which we expect will further shift our workforce composition toward higher-cost technical roles.

•Finally, for Reality Labs, we expect operating losses to increase meaningfully year-over-year due to our ongoing product development efforts in augmented reality/virtual reality and our investments to further scale our ecosystem.

We anticipate our full-year 2024 capital expenditures will be in the range of $30-37 billion, a $2 billion increase of the high end of our prior range. We expect growth will be driven by investments in servers, including both AI and non-AI hardware, and data centers as we ramp up construction on sites with our previously announced new data center architecture. Our updated outlook reflects our evolving understanding of our artificial intelligence (AI) capacity demands as we anticipate what we may need for the next generations of foundational research and product development. While we are not providing guidance for years beyond 2024, we expect our ambitious long-term AI research and product development efforts will require growing infrastructure investments beyond this year.

Absent any changes to U.S. tax law, we expect our full-year 2024 tax rate to be in the mid-teens.

In addition, we continue to monitor the active regulatory landscape, including the increasing legal and regulatory headwinds in the EU and the U.S. that could significantly impact our business and our financial results. Of note, the Federal Trade Commission is seeking to substantially modify our existing consent order and impose additional restrictions on our ability to operate. We are contesting this matter, but if we are unsuccessful it would have an adverse impact on our business.

This was a pivotal year for our company. We increased our operating discipline, delivered strong execution across our product priorities, and improved advertising performance for the businesses who rely on our services. We will look to build on our progress in each of those areas in 2024 while advancing our ambitious, longer-term efforts in AI and Reality Labs.

Webcast and Conference Call Information

Meta will host a conference call to discuss the results at 1:30 p.m. PT / 4:30 p.m. ET today. The live webcast of Meta's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Meta uses the investor.fb.com and about.fb.com/news/ websites as well as Mark Zuckerberg's Facebook Page (facebook.com/zuck), Instagram account (instagram.com/zuck) and Threads profile (threads.net/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (800) 770-2030 or +1 (647) 362-9199, conference ID 8032328.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Meta

Meta builds technologies that help people connect, find communities, and grow businesses. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, and WhatsApp further empowered billions around the world. Now, Meta is moving beyond 2D screens toward immersive experiences like augmented and virtual reality to help build the next evolution in social technology.

Contacts

Investors:
Kenneth Dorell
investor@meta.com / investor.fb.com

Press:
Ryan Moore
press@meta.com / about.fb.com/news/

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business plans and expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of macroeconomic conditions on our business and financial results, including as a result of geopolitical events; our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; changes to the content or application of third-party policies that impact our advertising practices; risks associated with new products and changes to existing products as well as other new business initiatives, including our metaverse efforts; our emphasis on community growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content review efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy, legislative, and regulatory concerns or developments; risks associated with acquisitions; security breaches; our ability to manage our scale and geographically-dispersed operations; and market conditions or other factors affecting the payment of dividends. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on October 26, 2023, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2023. In addition, please note that the date of this press release is February 1, 2024, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

For a discussion of limitations in the measurement of certain of our community metrics, see the section entitled "Limitations of Key Metrics and Other Data" in our most recent quarterly or annual report filed with the SEC.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We exclude the following items from our non-GAAP financial measures:

Foreign exchange effect on revenue. We translated revenue for the three months and full year ended December 31, 2023 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.

Purchases of property and equipment; Principal payments on finance leases. We subtract both purchases of property and equipment, net of proceeds and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue	$40,111	$32,165	$134,902	$116,609
Costs and expenses:
Cost of revenue	7,695	8,336	25,959	25,249
Research and development	10,517	9,771	38,483	35,338
Marketing and sales	3,226	4,574	12,301	15,262
General and administrative	2,289	3,085	11,408	11,816
Total costs and expenses	23,727	25,766	88,151	87,665
Income from operations	16,384	6,399	46,751	28,944
Interest and other income (expense), net	424	(250)	677	(125)
Income before provision for income taxes	16,808	6,149	47,428	28,819
Provision for income taxes	2,791	1,497	8,330	5,619
Net income	$14,017	$4,652	$39,098	$23,200
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$5.46	$1.76	$15.19	$8.63
Diluted	$5.33	$1.76	$14.87	$8.59
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,566	2,638	2,574	2,687
Diluted	2,630	2,640	2,629	2,702

META PLATFORMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$41,862	$14,681
Marketable securities	23,541	26,057
Accounts receivable, net	16,169	13,466
Prepaid expenses and other current assets	3,793	5,345
Total current assets	85,365	59,549
Non-marketable equity securities	6,141	6,201
Property and equipment, net	96,587	79,518
Operating lease right-of-use assets	13,294	12,673
Intangible assets, net	788	897
Goodwill	20,654	20,306
Other assets	6,794	6,583
Total assets	$229,623	$185,727

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,849	$4,990
Partners payable	863	1,117
Operating lease liabilities, current	1,623	1,367
Accrued expenses and other current liabilities	24,625	19,552
Total current liabilities	31,960	27,026
Operating lease liabilities, non-current	17,226	15,301
Long-term debt	18,385	9,923
Other liabilities	8,884	7,764
Total liabilities	76,455	60,014
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	73,253	64,444
Accumulated other comprehensive loss	(2,155)	(3,530)
Retained earnings	82,070	64,799
Total stockholders' equity	153,168	125,713
Total liabilities and stockholders' equity	$229,623	$185,727

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities
Net income	$14,017	$4,652	$39,098	$23,200
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,172	2,376	11,178	8,686
Share-based compensation	3,424	3,008	14,027	11,992
Deferred income taxes	(1,161)	(1,173)	131	(3,286)
Impairment charges for facilities consolidation, net	1,091	1,805	2,432	2,218
Data center assets abandonment	7	1,341	(224)	1,341
Other	124	572	635	641
Changes in assets and liabilities:
Accounts receivable	(2,843)	(1,698)	(2,399)	231
Prepaid expenses and other current assets	700	854	559	162
Other assets	(111)	54	(80)	(106)
Accounts payable	595	876	51	210
Partners payable	76	102	(271)	90
Accrued expenses and other current liabilities	(350)	1,303	5,352	4,210
Other liabilities	663	439	624	886
Net cash provided by operating activities	19,404	14,511	71,113	50,475
Cash flows from investing activities
Purchases of property and equipment	(7,665)	(9,043)	(27,266)	(31,431)
Proceeds relating to property and equipment	73	55	221	245
Purchases of marketable debt securities	(1,171)	(741)	(2,982)	(9,626)
Sales and maturities of marketable debt securities	2,359	2,263	6,184	13,158
Acquisitions of businesses and intangible assets	(64)	(62)	(629)	(1,312)
Other investing activities	(4)	(3)	(23)	(4)
Net cash used in investing activities	(6,472)	(7,531)	(24,495)	(28,970)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(2,223)	(656)	(7,012)	(3,595)
Repurchases of Class A common stock	(5,942)	(6,863)	(19,774)	(27,956)
Proceeds from issuance of long-term debt, net	—	—	8,455	9,921
Principal payments on finance leases	(307)	(235)	(1,058)	(850)
Other financing activities	71	695	(111)	344
Net cash used in financing activities	(8,401)	(7,059)	(19,500)	(22,136)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	396	424	113	(638)
Net increase (decrease) in cash, cash equivalents, and restricted cash	4,927	345	27,231	(1,269)
Cash, cash equivalents, and restricted cash at beginning of the period	37,900	15,251	15,596	16,865
Cash, cash equivalents, and restricted cash at end of the period	$42,827	$15,596	$42,827	$15,596

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$41,862	$14,681	$41,862	$14,681
Restricted cash, included in prepaid expenses and other current assets	99	294	99	294
Restricted cash, included in other assets	866	621	866	621
Total cash, cash equivalents, and restricted cash	$42,827	$15,596	$42,827	$15,596

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Supplemental cash flow data
Cash paid for income taxes, net	$4,591	$1,760	$6,607	$6,407
Cash paid for interest, net of amounts capitalized	$146	$—	$448	$—
Non-cash investing and financing activities:
Property and equipment in accounts payable and accrued expenses and other current liabilities	$4,105	$3,319	$4,105	$3,319
Acquisition of businesses in accrued expenses and other current liabilities and other liabilities	$119	$291	$119	$291
Repurchases of Class A common stock in accrued expenses and other current liabilities	$474	$310	$474	$310

Segment Results

We report our financial results for our two reportable segments: Family of Apps (FoA) and Reality Labs (RL). FoA includes Facebook, Instagram, Messenger, WhatsApp, and other services. RL includes augmented, mixed, and virtual reality related consumer hardware, software, and content.

The following table presents our segment information of revenue and income (loss) from operations:

Segment Information
(In millions)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue:
Advertising	$38,706	$31,254	$131,948	$113,642
Other revenue	334	184	1,058	808
Family of Apps	39,040	31,438	133,006	114,450
Reality Labs	1,071	727	1,896	2,159
Total revenue	$40,111	$32,165	$134,902	$116,609

Income (loss) from operations:
Family of Apps	$21,030	$10,678	$62,871	$42,661
Reality Labs	(4,646)	(4,279)	(16,120)	(13,717)
Total income from operations	$16,384	$6,399	$46,751	$28,944

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP revenue	$40,111	$32,165	$134,902	$116,609
Foreign exchange effect on 2023 revenue using 2022 rates	(816)		(374)
Revenue excluding foreign exchange effect	$39,295		$134,528
GAAP revenue year-over-year change %	25%		16%
Revenue excluding foreign exchange effect year-over-year change %	22%		15%
GAAP advertising revenue	$38,706	$31,254	$131,948	$113,642
Foreign exchange effect on 2023 advertising revenue using 2022 rates	(809)		(379)
Advertising revenue excluding foreign exchange effect	$37,897		$131,569
GAAP advertising revenue year-over-year change %	24%		16%
Advertising revenue excluding foreign exchange effect year-over-year change %	21%		16%

Net cash provided by operating activities	$19,404	$14,511	$71,113	$50,475
Purchases of property and equipment, net	(7,592)	(8,988)	(27,045)	(31,186)
Principal payments on finance leases	(307)	(235)	(1,058)	(850)
Free cash flow	$11,505	$5,288	$43,010	$18,439